Exhibit 107

Calculation of Filing Fee Tables

Post-effective Amendment No. 3 to Form F-1 on Form F-3

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(Form Type)

Codere Online Luxembourg, S.A.

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(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title(1)	Fee Calculation or Carry Forward Rule	Amount Registered(2)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Ordinary Shares	Other	32,208,500(3)	$2.69(4)	$86,640,865(4)	$110.20 per $1,000,000(5)	$9,547.8(4)
Fees Previously Paid	Equity	Ordinary Shares	—	—	—	—		—
Fees to Be Paid	Equity	Ordinary Shares underlying warrants	Other	148,000(6)	$11.50(7)	$1,702,000(7)	$110.20 per $1,000,000(5)	$187.6(7)
Fees Previously Paid	Equity	Ordinary Shares underlying warrants	—	—	—	—		—
Fees to Be Paid	Other	Warrants	Other	148,000(8)	—(9)	—(9)	—	—(9)
Fees Previously Paid	Other	Warrants	—	—	—	—		—
Carry Forward Securities
Carry Forward Securities	Equity	Ordinary Shares	415(a)(6)	7,997,500(3)		$39,587,625			F-1	333-262940	March 11, 2022	$3,669.8
Carry Forward Securities	Equity	Ordinary Shares underlying warrants	415(a)(6)	37,000(6)		$425,500			F-1	333-262940	March 11, 2022	$39.5
Carry Forward Securities	Other	Warrants	415(a)(6)	37,000(8)		—			F-1	333-262940	March 11, 2022	—
	Total Offering Amounts					$128,355,990		$9,735.4
	Total Fees Previously Paid							—
	Total Fee Offsets							$3,682.3
	Net Fee Due							$6,053.1

(1)	The securities are being registered solely in connection with the resale of Ordinary Shares and Parent Private Warrants by the Selling Securityholders (each term as defined herein) named in this registration statement.
(2)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the registrant is also registering an indeterminate number of additional securities that may become issuable as a result of any stock dividend, stock split, recapitalization or other similar transaction.
(3)	40,206,000 Ordinary Shares registered for sale by the Selling Securityholders named in this registration statement (of which 32,208,500 are newly registered and 7,997,500 are carry forward securities).
(4)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) under the Securities Act, based on the average of the high and low prices of the registrant’s Ordinary Shares on December 1, 2022, as reported on The Nasdaq Stock Market LLC, which was approximately $2.69 per Ordinary Share.
(5)	Determined in accordance with Section 6(b) of the Securities Act at a rate equal to $110.20 per $1,000,000 of the proposed maximum aggregate offering price.
(6)	185,000 Ordinary Shares issuable upon the exercise of the Parent Private Warrants registered for sale (of which 148,000 are newly registered and 37,000 are carry forward securities).
(7)	Pursuant to Rule 457(g)(1) of the Securities Act and solely for the purpose of calculating the registration fee, the proposed maximum aggregate offering price of the Ordinary Shares underlying the Parent Private Warrants is calculated based on an exercise price of $11.50 per Ordinary Share.
(8)	Represents the resale of 185,000 Parent Private Warrants (of which 148,000 are newly registered and 37,000 are carry forward securities).
(9)	In accordance with Rule 457(i) under the Securities Act, the entire registration fee for the Parent Private Warrants is allocated to the Ordinary Shares underlying the Parent Private Warrants, and no separate fee is payable for the Parent Private Warrants.

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims		—	—	—		—
Fee Offset Sources	—	—	—		—						—
Rule 457(p)
Fee Offset Claims(1)	Codere Online Luxembourg, S.A.	F-4	333-258759	August 12, 2021		$3,682.3(1)	Equity	Ordinary Shares	3,395,556	33,751,826.6
Fee Offset Sources	Codere Online Luxembourg, S.A.	F-4	333-258759		August 12, 2021						$3,682.3

(1)	Pursuant to Rule 457(p) under the Securities Act, the registrant hereby offsets the registration fee for this registration statement on Form F-3 by $3,682.3, which represents the registration fee of $3,682.3 previously paid with respect to 3,395,556 Ordinary Shares that were registered but not issued or sold (out of the aggregate 7,597,044 Ordinary Shares that were registered but not issued or sold) pursuant to the registrant’s Registration Statement on Form F-4 (File No. 333-258759) initially filed by the registrant with the Securities and Exchange Commission on August 12, 2021 and declared effective on October 27, 2021, which registration statement referred to an offering that has been terminated.

Table 3: Combined Prospectuses

Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date
—	—	—	—	—	—	—